Exhibit 99.1

VIRGIN GROUP ACQUISITION COPR. II

BALANCE SHEET

March 25, 2021

		Pro Forma
	March 25, 2021	Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Cash	$1,424,475	$1,050,000		$2,474,475
Total current assets	1,424,475	-		2,474,475
Cash held in trust account	350,000,000	51,450,000	(a)	401,450,000
		1,050,000	(b)
		(1,050,000)	(c)
Total Assets	$351,424,475	$52,500,000		$403,924,475

Liabilities and Stockholders’ Equity	-	-		-
Total Current Liabilities	-	-		-
Deferred underwriters’ discount	12,250,000	1,837,500	(d)	14,087,500
	12,250,000	1,837,500		14,087,500

Commitments
Class A ordinary shares subject to possible redemption, 23,769,602 and 25,823,636 shares at redemption value, respectively	334,174,470	50,662,500	(e)	384,836,970

Stockholders’ Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,230,398 and 1,304,896 shares issued and outstanding (excluding 23,769,602 and 25,823,636 shares subject to possible redemption, respectively)	158	18	(a)	176

Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,187,500 and 6,655,368 shares issued and outstanding, respectively	1006	-		1006

Additional paid-in capital	5,003,841	(18)	(a)	5,003,823
		1,050,000	(b)
		(1,050,000)	(c)
		(1,837,500)	(d)
		(50,662,500)	(e)

Accumulated deficit	(5,000)	-		(5,000)
Total Stockholders’ Equity	5,000,005	-		5,000,005

Total Liabilities and Stockholders’ Equity	$351,424,475	$52,500,000		$403,924,475

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Virgin Group Acquisition Corp. II. (the “Company”) as of March 25, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on April 13, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 35,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share and one-fifth of one redeemable warrant to purchase one Class A ordinary share. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $350,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 5,250,000 additional Units to cover over-allotments, if any. On April 13, 2021, the Underwriters exercised the over-allotment option and purchased an additional 5,250,000 Over-Allotment Units, generating an aggregate of gross proceeds of $52,500,000, and incurred $1,050,000 in cash underwriting fees. Simultaneously with the exercise of the over-allotment option, the Company consummated the private placement of an additional 700,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant, to Virgin Group Acquisition Sponsor II LLC, generating gross proceeds of $1,050,000. Transaction costs amounted to $2,887,500 in cash underwriting fees of $1,050,000 and $1,837,500 of additional underwriting fees which have been deferred until the completion of the Company’s Business Combination. As a result of the underwriters’ election to exercise their over-allotment option, 1,312,500 Founder Shares are no longer subject to forfeiture.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option and the sale of the Private Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$51,450,000
	Class A ordinary shares		$525
	Additional paid-in capital		$51,449,475
	To record sale of 5,250,000 Overallotment Units at $10.00 per Unit

(b)	Cash held in trust account	$1,050,000
	Additional paid-in capital		$1,050,000
	To record sale of 700,000 Private Warrants at $1.50 per Private Warrant

(c)	Additional paid-in capital	$1,050,000
	Cash held in trust account		$1,050,000
	To record payment of cash underwriting fee

(d)	Additional paid-in capital $	1,837,500
	Deferred underwriters’ discount		$1,837,500
	To record additional Deferred underwriters’ fee arising from the sale of Overallotment Units

(e)	Class A ordinary shares	$50,661,993
	Additional paid-in capital	$507
	Class A ordinary shares subject to possible redemption		$50,662,500
To record Class A ordinary shares out of permanent equity into mezzanine redeemable shares